UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2023

Armada Acquisition Corp. I

(Exact name of Registrant as specified in its charter)

Delaware	001-40742	85-3810850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1760 Market Street, Suite 602

Philadelphia, PA 19103

(Address of principal executive offices)

(215) 543-6886

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	AACI U	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	AACI	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock for $11.50 per share	AACI W	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 2, 2023, Armada Acquisition Corp. I, a Delaware corporation (the “Company”), filed an amendment (the “Amendment”) to the Company’s Second Amended & Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware. The Amendment extends the date by which the Company must consummate its initial business combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of the Company’s common stock issued in the Company’s initial public offering, from February 17, 2023 for up to six additional months at the election of the Company, ultimately until as late as August 17, 2023. The Company’s stockholders approved the Amendment at the Annual Meeting (as defined below).

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 2, 2023, the Company convened its annual meeting of stockholders (the “Annual Meeting”). As of the close of business on December 15, 2022, the record date for the Annual Meeting, there were 20,709,500 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) outstanding, each of which was entitled to one vote with respect to each of the proposals. A total of 17,071,248 shares of Common Stock, representing approximately 82.432% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, were present in person or by proxy, constituting a quorum. The proposals listed below are described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on January 5, 2023. At the Annual Meeting, by a vote of stockholders entitled to vote, the stockholders voted upon and approved proposals to:

The Election of Director Proposal

Elect Celso L. White to serve on the Board of Directors of the Company as the Class A Director until the 2026 annual meeting of the stockholders of the Company or until such person’s successor is qualified and elected:

FOR	AGAINST	ABSTAIN
13,566,850	0	3,504,398

The Auditor Proposal

Ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023:

FOR	AGAINST	ABSTAIN
15,918,352	1,152,896	0

The Extension Proposal

Approve an amendment to the Company’s Charter to extend the date by which the Company must consummate a business combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of the Company’s Common Stock issued in the Company’s initial public offering, from February 17, 2023 for up to six additional months at the election of the Company, ultimately until as late as August 17, 2023:

FOR	AGAINST	ABSTAIN
15,624,609	1,446,639	0

Item 8.01	Other Information

In connection with the approval and amendment of the Company’s Charter pursuant to the Extension Proposal, the Company was required to permit its public shareholders to redeem their shares of Common Stock. Of the 15,000,000 shares of Common Stock outstanding with redemption rights, the holders of 11,491,148 shares of Common Stock elected to redeem their shares at a per share redemption price of approximately $10.17. As a result, approximately $116,864,975 will be removed from the Company’s trust account to pay such holders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Amendment to the Second Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2023

By:	/s/ Stephen P. Herbert
Name:	Stephen P. Herbert
Title:	Chief Executive Officer and Chairman